CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Radiate Research Inc.
   (A Development Stage Company)
   Ottawa, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 our report dated November 16, 2005 relating to the financial statements as of May 31, 2005 and the period from June 10, 2004 (inception) to May 31, 2005, included herein.



Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 24, 2006